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                                                          EXHIBIT 3.2

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE
STATE OF NEVADA

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After issuance of Stock)

NATIONAL LOGISTICS INC.
Name of Corporation

We the undersigned, Vincent M. Nerlino, President and Vincent M. Nerlino, Secretary of National Logistics, Inc. Corporation do hereby certify: That the Board of Directors o said corporation of a meeting duly convened held May 18, 1995 adopted a resolution to amend the original Articles of Incorporation.

ARTICLE I

The name of the corporation is Fans Holdings, Inc.

The number of shares outstanding and entitled to vote on an amendment of the Articles of Incorporation is 100 That the said change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of such class of outstanding and entitled to vote thereon.

  /s/ Vincent M. Nerlino
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Vincent M. Nerlino, 6/29/95
President

  /s/ Vincent M. Nerlino
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Vincent M. Nerlino, 6/29/95
SAC CEO Chairman

ACKNOWLEDGEMENT:

STATE OF NEW JERSEY

COUNTY OF MORRIS

On June 29, 1995, personally appeared before me, a Notary Public, Kathleen M. Rex, acknowledged he Vincent M. Nerlino, executed the above instrument on behalf of said Corporation.

  /s/ Kathleen M. Rex
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Kathleen M. Rex
Notary Public

Kathleen M. Rex
Notary Public of New Jersey
My Commission Expires May 6, 1997